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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-50853) and related Prospectus of Source Media, Inc. for the registration of 7,102,357 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 1998, with respect to the consolidated financial statements of Source Media, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                               ERNST & YOUNG LLP


Dallas, Texas

July 28, 1998